Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Omitted portions have been separately filed with the Commission.


                                                                    EXHIBIT 10.6

                       DEVELOPMENT AND SUPPLY AGREEMENT dated as of this 21st day of August 1996, by and between THE STRYKER ENDOSCOPY DIVISION of Stryker Corporation, a Michigan corporation ("Stryker"), and COMPUTER MOTION INCORPORATED, a California corporation ("CMI").

                                   WITNESSETH:

         WHEREAS, CMI has designed, engineered and developed and is the owner of all right, title and interest in and to the intellectual and commercial rights relating to a voice activated system for controlling surgical equipment that incorporates (a) know-how, drawings, sketches, configurations, models, prototypes, designs, schematics, layouts, inventions, processes, machines, ideas, concepts and other information developed by CMI used in the design, development, modification, improvement and manufacture of such system (the "CMI Technology") and (b) patents controlled by CMI or patent applications filed by CMI with respect to the CMI Technology and any reissues, reexaminations, continuations or continuations-in-part thereof (the "CMI Patent Rights");

         WHEREAS, Stryker believes that the System (as that term is defined in Section I hereof) is complementary to its existing business and desires that CMI and Stryker engage in a joint development project (the "Development Project") to adapt the System for use in conjunction with the medical products manufactured and/or marketed by Stryker that are listed on Schedule A hereto (the "Stryker Products") and CMI has agreed to undertake its portion of the development program, all upon the terms and subject to the conditions hereinafter set forth; and WHEREAS, Stryker and CMI have agreed that, if Stryker determines to market the System in conjunction with Stryker Products, CMI shall manufacture and supply the System to Stryker and Stryker shall purchase the System from CMI for resale in conjunction with the Stryker Products, all upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in reliance upon the representations, warranties and agreements herein contained and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The System. As used in this Agreement, the term "System" shall mean CD4I's "Hermes Surgical Equipment Control System," as more fully described on Schedule B attached hereto, and modifications and improvements thereof hereafter developed by CMI or in which CMI has any rights.

2. Development Project. CMI agrees to diligently conduct research and development with a view toward completing the System development and engineering work to be performed by it as more fully described on Schedule C hereto (the "CMI Tasks"). Stryker agrees to fund [*] of the cost of the CD4I Tasks, up to a maximum expenditure therefor by Stryker of

[*], but subject, unless Stryker agrees otherwise in writing, to the maximum amount budgeted for each Phase of the Development Project specified in Schedule
C. CMI shall keep Stryker informed at reasonable times, orally or in writing, with respect to the status of the CMI Tasks and the overall Development Project and shall provide Stryker with a written report at the conclusion of each Phase. Promptly after the delivery of each such report, CMI shall, if requested to do so by Stryker, also give an oral presentation describing in reasonable detail the results of the Development Project through the end of that Phase as defined in Schedule C to persons designated by Stryker at a "Phase-End Meeting." The Phase-End Meetings shall be held within twenty-one (21) days of the end of that phase at locations alternately determined by CMI and Stryker. Stryker shall have the right, within 45 days of the holding of each Phase-End Meeting, to cancel the Development Project without further obligation to CMI except as set forth in paragraph 16 if the results thereof are unsatisfactory to Stryker or if Stryker shall have determined not to proceed with commercialization of the Systems. Stryker's share of the expenses for each Phase as set forth above shall be paid within forty-five (45) days after receipt of an invoice therefor, which shall be issued by CMI monthly subject to the maximum ceiling for each Phase of the Development Project and shall document in reasonable detail the total expenses incurred by CMI during the month to which it relates. As part of the Development Project, Stryker shall be responsible for the performance of the tasks assigned to it in Schedule C that are necessary to permit the interface of the System with the Stryker Products (the "Stryker Tasks"). Each of Stryker and CMI agrees to use its reasonable best efforts to perform the tasks for which it is responsible within the time allotted thereto in Schedule C. In the event that the entire project is delayed by six months or more, the party responsible therefor shall be penalized -- by a one-month reduction of the Exclusivity Period (as defined in Section 4) if Stryker's failure to perform the Stryker Tasks in a timely manner is the cause of the delay or a one-month increase in the Exclusivity Period if CMI's failure to perform the CMI Tasks in a timely manner is the cause of the delay. If the failure is a result of both CMI and Stryker actions, no change will be made to the Exclusivity Period. If the Development Project has not been completed on or before June 30, 1998 or such later date as the parties may agree in writing, this Agreement shall terminate and neither party shall have any continuing obligation to the other except as set forth in Section 16 hereof. In consideration of the payments to be made by Stryker hereunder, CMI agrees that it shall not conduct research and development activities with respect to products of the type described in Schedule B for use with products of the type described on Schedule A for any party other than Stryker as long as the Development Project is continuing and, thereafter, until the end of the Exclusivity Period.

         3. Ownership of Rights. CMI shall remain the owner of the CMI Technology and the CMI Patent Rights. Stryker shall own patent rights, if any, that arise out of inventions or discoveries conceived, made or reduced to practice by it as a result of the performance by it of the Stryker Tasks. The intellectual property and commercial rights that arise out of inventions or discoveries conceived, made or reduced to practice by CMI as a result of the performance by it of the CMI Tasks shall be owned by CMI and deemed "CMI Technology" or "CMI Patent Rights," as the case may be.

         4. Manufacturing and Supply of the Systems.

         (a) Exclusivity of Stryker. If the Development Project is successfully completed and Stryker advises CMI of its intention to market the System in conjunction with the Stryker Products which it shall do within forty-five (45) days of the completion of Phase 4 as set forth on Schedule C or this Agreement shall terminate, CMI agrees that it shall supply the System to Stryker for use in conjunction with the Stryker Products and that it will not supply the System to any other manufacturer or marketer of products of the type described in Schedule A for as long as Stryker meets the minimum purchase requirements set forth below (the "Annual Minimum") for the successive twelve-month periods (each an "Agreement Year") commencing on the date that the first 30 Systems have been delivered to Stryker as provided herein (the "Exclusivity Period"):

                                  First Agreement Year      [*] Systems
                                                            (including the first
                                                            [*] Systems)
                                  Second Agreement Year     [*] Systems
                                  Third Agreement Year      [*] Systems
                                  Thereafter                [*] Annual Growth

In the event that Stryker fails to purchase the Annual Minimum in any Agreement Year, CMI shall thereafter be free to sell Systems to any other party. In addition, in the event that Stryker fails to purchase more than [*] percent ([*]) of any Annual Minimum in any Agreement Year, CMI may, at any time within ninety (90) days after the end of such Agreement Year, give written notice to Stryker of its intention to terminate this Agreement. Such termination shall be effective on the date specified in such notice, which date shall not be earlier than six (6) months after the date such notice is given. CMI will continue to deliver product to Stryker for twelve (12) months following the effective termination date for all "Active Customers", defined as customers which Stryker has submitted quotations and/or has received purchase orders at the time written notice of termination is submitted by CMI. Stryker shall supply CMI with a list of such Active Customers within thirty (30) days of receipt of such notice of termination. CMI shall have the right to reasonably request copies of documentation required to substantiate the propriety of customers being categorized as Active Customers. In consideration of the exclusivity of supply provided in this Section 4(a), Stryker shall pay $[*] to CMI in three (3) equal monthly installments commencing on the date of execution and delivery of this Agreement, and, thereafter, on the same date in each of the two (2) succeeding months. During the Exclusivity Period, Stryker shall not develop, have developed, purchase or utilize any products serving the same function as the System with the products described in Schedule A unless technology with greater market acceptance or a lower cost is available. In the event Stryker intends to develop, have developed, purchase or utilize any such other products, it shall provide to CMI, at least forty-five (45) days prior to such action, a statement setting out Stryker's intent and the basis for Stryker's bona fide belief that such other products have technology with greater market acceptance or are available at a lower cost. For purposes hereof, lower cost shall mean at least [*] percent ([*]%) less than the then current cost of the similar System from CMI. During the forty-five (45) day period following Stryker's notice, CMI and Stryker shall confer with the goal of retaining CMI as Stryker's exclusive supplier by mutually agreed changes to the Systems and/or the prices therefor. It is understood and agreed by the parties hereto that the only consequence of a failure of Stryker's purchases from CMI to meet the Annual Minimum for any Agreement Year shall be the loss of exclusivity of supply or termination of this Agreement as provided in this Section 4(a) and that Stryker shall have no obligation to CMI for the shortfall in revenues or profit as a result of such failure. Stryker shall sell Systems only in conjunction with the products listed on Schedule A.


         (b) Pricing. CMI agrees to price the System components sold to Stryker hereunder at an amount no more than [*] times the direct manufacturing cost (as defined by generally accepted accounting principles ("GAAP") and including costs of raw materials, direct labor, indirect labor and overhead) thereof and, in any event, not more than the amount set forth therefor on Schedule D hereto. CMI further agrees to reduce the overall System price by [*] percent ([*]%) in each successive Agreement Year during the Exclusivity Period and that the price for new models of the System will not exceed the price then in effect for existing Systems unless additional features requested by Stryker increase the cost thereof, in which case CMI may increase the price in proportion to the increased costs.

         Notwithstanding the foregoing, CMI agrees to sell Systems to Stryker for use as sales and marketing samples and up to [*] ([*]) Systems as requested by Stryker for placement in "Centers of Excellence" at one and one half times CMI's direct manufacturing cost.

         (c) Ordering and Delivery. Commencing on the date after completion of the Development Project that Stryker confirms to CMI its intention to market the System in conjunction with the Stryker Products, Stryker shall place purchase orders with CMI, at least quarterly, specifying quantities and shipment dates, which shall be not less than sixty (60) days after the placing of such order unless otherwise agreed by CMI. Each quarterly order shall be accompanied by a forecast of Stryker's anticipated requirements for Systems for the next three quarters. Stryker shall not be obligated to purchase any System that is not the subject of a confirmed purchase order. If CMI foresees any problem in meeting the proposed delivery schedule set forth in any purchase order, it shall promptly advise Stryker in writing. In the event that CMI does not deliver Systems that are accepted by Stryker in a quantity at least equal to [*] percent ([*]%) of the Systems ordered within the time period specified in Stryker's purchase orders for delivery in quarter of any

Agreement Year, provided such purchase orders for such quarter do not exceed
[*] percent ([*]%) of the amounts forecast by Stryker for such quarter at the time of its order for the preceding quarter as set forth above, the Annual Minimum for such Agreement Year shall be reduced by the number of Systems not supplied on a timely basis. CMI will package and ship the Systems to such Stryker facility as is designated by Stryker in accordance with such other instructions as Stryker shall specify in the applicable purchase order. CMI's prices to Stryker are F.O.B. Santa Barbara, California, with Stryker being obligated to pay for shipping and insurance. Title and risk of loss to the Systems delivered hereunder shall pass to Stryker at such time as they are delivered to and accepted by Stryker or its agents and, in any event, within 15 business days of receipt unless rejected as non-conforming.

         (d) Invoicing. upon shipment of each order, CMI will invoice Stryker therefor. All such invoices for Components accepted by Stryker shall be paid within forty-five (45) days of their receipt.


         (e) Quality and Inspection. CMI warrants and agrees that the Systems will be manufactured in accordance with Good Manufacturing Practice (IIGMP") as required pursuant to applicable provisions of the U.S. Food, Drug, Cosmetic and Device Act, as amended, and promulgated by the Food and Drug Administration ("FDA"). CMI further specifically agrees that it will use commercially reasonable efforts to assure that the Systems will comply with the electrical safety requirements of UL and CSA per IEC 601-1 and with the Quality Assurance and Good Manufacturing Practice requirements of ISO 9000/EN46000 as soon as possible and that the Products will be EMC compliant and carry the 'ICE" mark, all expenses in connection therewith to be borne by CMI. CMI agrees to undertake such quality control and inspection procedures as required by the FDA or any other appropriate regulatory agency and to provide Stryker with access to its manufacturing facilities in order that Stryker may make GMP audits at such reasonable times as Stryker shall deem necessary. If, within thirty (30) days after receiving any shipment of Systems, Stryker shall, in its reasonable judgment and in accordance with applicable GMP regulations, determine that any of the Systems in such shipment is non-conforming, CMI will, unless it disputes such claim within fifteen (15) business days after receiving notice of non-conformity from Stryker, ship new Systems to Stryker in replacement for the non-conforming Systems within fourteen (14) days. Stryker shall return non-conforming Systems to CMI at CMI's expense or otherwise hold or dispose of them at CMI's expense as CMI may direct.

         (f) Product Labeling. The Systems sold to Stryker for marketing in conjunction with the Stryker Products shall be labeled and advertised under Stryker's name but shall refer to CMI as the manufacturer thereof. The type size of CMI's name on System labeling and in brochures and demonstration videos shall be approximately one-half the size of Stryker's name unless otherwise agreed by CMI. CMI's name shall also appear on each System in a position visible to users thereof.

         (g) Manufacture by Stryker. In the event that CMI shall fail to supply [*] percent ([*]%) of the quantity of Systems ordered by Stryker pursuant to subsection (c) of this Section 4 to Stryker in a timely manner for [*] ([*]) consecutive quarters during the first two Agreement Years or shall fail to deliver [*] percent ([*]%) of the quantity of Systems ordered by Stryker pursuant to subsection (e) of this Section 4 to Stryker in a timely manner for [*] ([*]) consecutive quarters during any subsequent two Agreement Years, (ii) the Systems delivered to Stryker shall consistently fail to meet the requirements set forth in subsection (e) of this Section 4 and, in either case, such failure shall continue for thirty (30) days after written notice from Stryker or (iii) CMI shall become insolvent or admit in writing the inability to pay its debts as they fall due, shall make an assignment for the benefit of creditors or shall apply for, consent to or acquiesce in the appointment of a trustee or receiver for it or any substantial part of its property; or, in the absence of such application, consent or acquiescence, a trustee, receiver or similar officer is appointed for it or for a substantial part of its property and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against it and is consented to or acquiesced in by it or remains undismissed for thirty (30) days, CMI shall grant Stryker the irrevocable right and exclusive, royalty-bearing license to use all CMI Technology and CMI Patent Rights in the manufacture of Systems for use in, and only in, conjunction with products having the same or similar applications as the Stryker Products. Such license shall continue to be exclusive as long as Stryker has paid royalties on sales of a number of Systems at least equal to the Annual Minimum that it would have been required to purchase in order that the Exclusivity Period continue in effect pursuant to subsection (a) of this Section 4 for the prior Agreement Year, commencing with the Agreement Year in which the first System manufactured by Stryker is sold (if the first System manufactured by Stryker is sold during an Agreement Year, Stryker shall only be required to have paid royalties on sales of a number of Systems in such Agreement Year equal to that proportion of the applicable Annual Minimum that the number of full months after such first sale is to twelve (12)) and shall be non-exclusive thereafter. CMI may elect to terminate such license at any time after it becomes non-exclusive by giving Stryker at least six (6) months, prior written notice of its intention to do so. Such right and license shall not be assignable by Stryker and shall not be sublicensable by Stryker, except to the extent necessary for Stryker to have Systems manufactured by a third party for resale by Stryker. In the event Stryker exercises its rights hereunder, Stryker shall pay CMI royalties equal to [*] percent ([*]%) of the Net Sales Price of the Systems sold by Stryker. For purposes hereof, "Net Sales Price,, shall mean the standard cost of Stryker's Endoscopy Division plus [*] in the case of intra-company sales of Systems to any other division or subsidiary of Stryker and the gross sales price billed for all other sales of Systems less, in each case:

         (i) transportation and insurance charges or allowances, if included in such amount;

         (ii) discounts allowed, and commissions paid in lieu of trade discounts (other than commissions paid to the seller's employees) in amounts customary in the trade;

         (iii) credits and allowances, if any, given or made on account of the return or rejection of Systems previously delivered or retroactive price reductions; and

         (iv) any tax or other governmental charge on the sale, transportation or use of Systems that is paid, absorbed or allowed by the seller.

Stryker shall deliver to CMI within [*] ([*]) days after the end of each calendar quarter, a true and accurate report, covering the preceding calendar quarter in sufficient detail to accurately account for the number of Systems or components thereof sold, and Stryker's Net Sales Price therefor. Royalties shown by such report to be due shall accompany such report. Stryker shall keep full, true and accurate books of accounts containing all particulars which may be necessary for the purpose of determining the number of Systems or components thereof sold, the Net Sales Price thereof and royalty payments. Stryker agrees, at the request of CMI and at CMI's expense, to permit an independent certified accountant selected by CMI and reasonably acceptable to Stryker, to have access upon at least ten (10) business days, prior notice and no more than once per calendar year to such books of accounts for the purpose of verifying the statements described herein. Such accountant shall not be entitled to disclose any information relating to the business of Stryker except that which should be properly contained in any report to CMI contemplated in this Section 4(g). Such inspection shall be at the sole cost and expense of CMI; provided, however, that if such inspection reveals a deficiency of five percent (5%) or more in the payment of royalties due hereunder, the cost of such inspection shall be paid by Stryker. Interest at the rate of ten percent (10%) per annum shall accrue and be paid by Stryker on all delinquent payments. CMI agrees that it will execute such documents as Stryker shall reasonably request in order to confirm the grant of such license and shall instruct the employees of CMI to cooperate with employees and representatives of Stryker or any third party with which Stryker has contracted for the manufacture of the Systems and answer questions they may have concerning the CMI Technology and CMI Patent Rights. In connection with the transfer of the CMI Technology and CMI Patent Rights at such time as Stryker is entitled under the terms of this Agreement to manufacture or cause third parties designated by it to manufacture Systems, CMI shall make available to Stryker the services of such personnel of CMI as Stryker may reasonably request in order to assist Stryker or its designee in establishing production facilities for the manufacture of Systems and otherwise to assist in the transfer of the CMI Technology and the CMI Patent Rights to Stryker and/or its designee. Stryker shall pay reasonable out-of-pocket expenses incurred by such employees in connection with the performance of such services.

         5. Warranty and Repairs; Defective Products; Recalls. (a) CMI hereby warrants that the Systems manufactured and sold hereunder by it to Stryker shall meet the performance characteristics, specifications and drawings in the most recent form agreed to by Stryker and CMI and shall be free from defects in material and workmanship for a period of [*] ([*]) [*] from the date of purchase from Stryker by the end user of a System. During the [*] warranty period, CMI agrees that it shall correct or cause to be corrected, by repair or replacement at its option, any System that proves to be defective within [*] ([*]) hours of receipt of the defective System at a designated CMI repair station. CMI agrees to maintain a field clinical specialist force of at least [*] specialists during the Exclusivity Period to support the Stryker Sales Force with respect to training, in-servicing and related marketing issues and to provide an "800" technical support phone service for sales representatives and customers of Stryker to be manned between 6 A.M. and 5:30 P.M. (Pacific time) on each Monday through Friday (other than federal holidays) during such period.

         (b) CMI shall notify Stryker promptly upon becoming aware of any defect in any of the Systems and shall initiate corrective action at CMI's expense. In the event that a recall is required by a governmental agency or deemed advisable by Stryker or CMI, CMI shall, at its expense, develop and implement a recall program. Defective and recalled Systems will be returned to CMI for credit.

         6. Regulatory Approvals. CMI shall be primarily responsible for obtaining ETL, CSA, and IEC 601 approval and any other regulatory approvals required from the FDA (or other equivalent regulatory authorities) for the manufacture of the Systems. Stryker shall be primarily responsible for obtaining such acceptance and approvals that are required for the marketing of the Systems, including 510(k) clearance in conjunction with Stryker Products. CMI and Stryker each agree to cooperate with the other in connection with the obtaining of such approvals.

         7. Marketing Assistance. CMI agrees to provide Stryker with reasonable sales and marketing assistance as may be requested by Stryker in connection with its sales, marketing and promotional programs, which assistance shall include providing sales or technical service support and providing training courses for personnel of Stryker and its dealers and distributors and educational programs for surgical personnel. In connection with such activities, during the Exclusivity Period CMI agrees to reasonably make available the services of its employees, including at least [*] ([*]) field clinical specialists who will assist Stryker's marketing efforts with key accounts as requested and provide training and support for Stryker's customers, upon the reasonable request of Stryker. Stryker acknowledges that such field clinical specialists shall also support other CMI products and will not be exclusively devoted to the support of

Stryker's customers. Stryker and CMI will cooperate regarding exhibitions at trade shows and conventions demonstrating the use of Systems in conjunction with the Stryker Products.

         8. Indemnification; Insurance. (a) CMI indemnities and holds Stryker harmless from any and all loss, liability and expense arising out of (i) the death or injury to any person or damage to property resulting from any negligence or defect in the design or manufacture of any System furnished by CMI in the performance of this Agreement or (ii) any claim of patent infringement with respect to any System furnished by CMI in the performance of this Agreement, except to the extent such claims arise from modifications to the Systems made by Stryker after delivery thereof by CMI or as a result of the use of the Systems in a manner not in compliance with the directions for use as approved by CMI or the use of the Systems in connection with products not listed on Schedule A. CMI shall, on behalf of Stryker, defend any action brought against Stryker for any such claim, shall bear all the costs and expenses, including reasonable attorneys' fees, in the defense thereof and shall pay any judgment that may be awarded against Stryker in respect thereof.

         (b) CMI shall carry and maintain in force at least one million dollars ($1,000,000) per occurrence of product liability coverage with respect to the Systems sold to Stryker pursuant to this Agreement and shall provide Stryker with a Certificate of Insurance evidencing that such coverage extends to Stryker under a Broad Form Vendors Endorsement.

         (c) Stryker indemnifies and holds CMI harmless from any and all loss, liability and expense arising out of the death or injury to any person or damage to property resulting from the marketing or sale by Stryker of products incorporating Systems or any use thereof, except to the extent such death or injury or damage results, in whole or in part, from any negligence or defect in the design or manufacture of any System furnished by CMI in the performance of this Agreement. Stryker shall, on behalf of CMI, defend any action brought against CMI for any such claim, shall bear all the costs and expenses, including reasonable attorneys' fees, in the defense thereof and shall pay any judgment that may be awarded against CMI in respect thereof. Stryker shall carry and maintain in force product liability coverage in amounts determined by it from time to time to be appropriate and shall provide CMI with a Certificate of Insurance evidencing such coverage and naming CMI as an additional insured thereunder.

9.       Representations and Warranties.

         (a) Organization; Authority. CMI is a corporation duly organized and validly existing in good standing under the laws of the State of California. CMI has the corporate power to execute, deliver and perform this Agreement.

         (b) Binding Obligation. The execution and delivery of this Agreement by CMI does not, and the performance of its obligations hereunder will not, violate any provision of the articles of incorporation or by-laws of CMI or violate any provisions of, or result in a breach of any of the terms or provisions of or the acceleration of any of the obligations under, or constitute a default under, any mortgage, lease, agreement, instrument, order, arbitration award, judgment or decree to which CMI is a party or to which CMI or its assets, properties or business are subject. This Agreement is a valid and binding agreement of CMI enforceable against it in accordance with its terms.

         10. Representations and Warranties of Stryker.

         (a) Organization. Stryker is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan.

         (b) Binding Obligation. The execution and delivery of this Agreement by Stryker does not, and the performance of its obligations hereunder will not, violate any provision of the certificate of incorporation or by-laws of Stryker or violate any provisions of, or result in a breach of any of the terms or provisions of or the acceleration of any of the obligations under, or constitute a default under, any mortgage, lease, agreement, instrument, order, arbitration award, judgment or decree to which Stryker is a party or to which Stryker or its assets, properties or business are subject. This Agreement is a valid and binding agreement of Stryker enforceable against it in accordance with its terms.

         11. Prosecution and Maintenance of Patents. CMI, through its own patent attorney and at its own cost and expense, shall cause to be filed and prosecuted patent applications corresponding to the CMI Patent Rights in such other countries as Stryker shall reasonably request, in which event such patent applications and any patents issued thereon shall become a part of the CMI Patent Rights as that term is used in this Agreement. CMI agrees to exercise all reasonable efforts to cause such applications to be prosecuted and all patents issued in respect thereof to be maintained in such manner that the best possible patent protection may be obtained thereon. In the event that CMI fails to take action with respect to the CMI Patent Rights under the patent law of any country pursuant to Stryker's request, Stryker may, on behalf and in the name of CMI but at Stryker's own cost and expense and through patent attorneys designated by it, cause to be filed and/or prosecute applications for patents, and cause to be maintained all patents, in such country, in which case Stryker shall be entitled to take a credit against payments that are or become due as a result of purchases of Systems in an amount equal to the out-of-pocket expenses and costs incurred by Stryker in connection with the filing, prosecution and/or maintenance of any application or patent in such country.

         12. Infringement of Licensed Patents. In the event that either party shall become aware that the CMI Patent Rights are being infringed by a third party, such party shall notify the other of the facts in respect thereof. In the event Stryker deems that a CMI Patent Right is being or has been infringed by a third party and CMI does not file suit or resolve the matter within a period of 90 days after notice from Stryker, then and in such event Stryker shall have the right to file suit, at its own expense and for its own benefit as regards any damages and costs recovered, and shall have the right to join CMI in the event CMI is determined to be an indispensable party. In any such suit brought by Stryker, CMI shall have the right to be represented by counsel of its selection at its expense.

         13. Unforeseen Occurrences. Neither party to this Agreement shall be liable for any delay or failure of performance that is the result of any happening or event that could not reasonably have been avoided or that is otherwise beyond its control. Such happenings or events shall include, but not be limited to, fire, flood, explosion, action of the elements, inability to obtain or shortage of material, equipment or transportation, governmental orders, regulations, restrictions, priorities or rationing, acts of God, accidents and strikes, lockouts or other labor trouble or shortage.

         14. Confidentiality. Each party agrees that, except to the extent necessary for the commercialization of Stryker Products in conjunction with the System, all information relating to the design, manufacture, assembly, testing and marketing of the products of the other, whether of a technical, engineering, manufacturing, operational or economic nature, that comes into its possession as a result of this Agreement that is not generally known to the public shall be held in confidence and safeguarded by it with the same care and precautionary procedures that it would use to hold and safeguard its own proprietary information. Each party further agrees that it will not disclose the existence of this Agreement or the terms hereof through a press release, public filing or otherwise, unless required to do so by applicable disclosure requirements and that, if any such disclosure is required, it will submit the text of the proposed disclosure to the other party and consult with the other party hereto regarding the form and content thereof. Notwithstanding the foregoing, CMI may disclose the existence of this Agreement on a confidential basis to noncompeting customers with which it is negotiating similar agreements and to potential investors and their advisors, to which investors and representatives CMI may also disclose the terms hereof provided that the Annual Minimums are disclosed as targets to preserve exclusivity rather than commitments and provided further that any written disclosure regarding such terms is first submitted to Stryker for its review.

         15. Termination. This Agreement shall terminate on the tenth (10th) anniversary hereof. This Agreement shall also terminate if the Development Project is not completed as provided in Section 2 and may be terminated by Stryker within forty-five (45) days of the holding of each Phase-End meeting as provided in section 2 hereof, by CMI as provided in Section 4(a) hereof and otherwise upon the earlier to occur of any of the following:

                  (a) By either party for breach of this Agreement, unless the breaching party shall have corrected such breach within ninety (90) days from the receipt by it of written notice thereof from the other party; and (b) By either party in the event that the other shall go into liquidation, or seek the benefit of any bankruptcy or insolvency act, or a receiver or trustee is appointed for its property or estate, or it makes an assignment for the benefit of creditors, whether any of the aforesaid events be the outcome of the voluntary act of Stryker or otherwise.

The termination of this Agreement for any reason shall be without prejudice to CMI's right to receive all payments accrued and unpaid for development expenses and for Systems delivered at or prior to the effective date of such termination and to the remedy of either party hereto in respect of any previous breach of any of the covenants herein contained. The termination of this Agreement shall not release CMI from its obligation to deliver all Products theretofore ordered by Stryker. Section 14 shall survive the termination hereof.

         16. Notices. All notices and consents hereunder shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person, by one-day courier service or by facsimile transmission (provided a copy is sent by one-day courier service) to the respective address or facsimile number provided below or to such other address or facsimile number as either party shall designate by written notice to the other in such manner:

                  If to Stryker:

                                2590 Walsh Avenue

                          Santa Clara, California 95051

                          Attention: Michael A. Pierce

                             Facsimile: 408-567-2505


                                   If to CMI:

                               130-B Cremona Drive

                            Goleta, California 93117

                              Attention: President

                             Facsimile: 805-685-9277

         17. Entire Agreement. This Agreement supersedes all prior agreements, understandings, representations, and statements, if any, regarding the subject matter contained herein, whether oral or written, and no amendment of this Agreement shall be valid and binding upon the parties unless made in writing and signed on behalf of each of such parties BY an authorized officer.

         18. Governing Law; Dispute Resolution. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. In an effort to resolve informally and amicably any claim, controversy, or dispute arising out of or related to the interpretation, performance, or breach of this Agreement (a "Dispute") without resorting to litigation, each party shall notify the other party to the Dispute in writing of any Dispute hereunder that requires resolution. Such notice shall set forth the nature of the Dispute, the amount involved, if any, and the remedy sought. Each party shall promptly designate an employee to investigate, discuss and seek to settle the matter between them. If the two designated representatives are unable to settle the matter within thirty (30) days after such notification, the matter shall be submitted to CMI's Chief

Executive Officer and the General Manager of the Stryker Endoscopy Division for consideration. If settlement cannot be reached through their efforts within an additional thirty (30) days (or such longer time period as they shall agree upon in writing) then either party may thereafter take such actions as they deem appropriate. The parties agree that any applicable statute of limitations shall be tolled during the pendency of such informal dispute resolution process and that neither party shall raise or assert any claim of laches or other legal or equitable principle of limitation or repose of action based upon such process. Each of the parties hereto submits to the jurisdiction of any California state court or United States federal court sitting in Santa Clara County, California for the purposes of any suit, action or proceeding arising out of or related to this Agreement and the transactions contemplated hereby.


         19. Waiver of Default. The waiver of any default under this Agreement by either party shall not constitute a waiver of any rights for any subsequent default.

         20. Assignability, Successors and Assigns. Neither party shall be entitled to assign its rights and obligations under this Agreement without the other party's written consent, provided however either party (after providing written notice thereof to the other party) may assign this Agreement in connection with any sale or transfer of substantially all of its business, whether by way of sale of assets, sale of stock, merger or otherwise. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and, to the extent any successor or assign is not bound by operation of law, each party shall cause such successor or assign to expressly agree in writing to be bound by this Agreement.

         21. Severing Clause. If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and the Agreement shall be construed as if such portion had not been included herein; provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either party, the parties shall attempt to renegotiate such provision in good faith. If after ninety (90) days the parties are unsuccessful in negotiating an appropriate remedy, a party so impaired may terminate this Agreement on ninety (90) days notice to the other party.

         22. Independent Contractor. Each party hereto shall be and remain an independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent of the other. IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


STRYKER CORPORATION                           COMPUTER MOTION INCORPORATED


/s/                                           /s/
    ----------------------------                  ----------------------------

                                  SCHEDULE "A"

[*]
[*]
[*]
[*]
[*]



                                  SCHEDULE "B"

,4 system for the control of surgical devices composed of some combination of the following:

[*]
[*]
[*]
[*]
[*]
[*]
[*]

System components listed above will at a minimum control the following functions and provide [*] feedback on the status of the Stryker Products as specified below:

The functional specifications of the System Components are described below:

[*] CONTROLLED

- The HERMES INTERFACE COMPUTER will be manufactured by CMI, and have the ability to interpret information via [*] control from selected Stryker Equipment through various interfaces.

- The [*] control unit should interface with the Hermes Interface Computer to provide functional control of the specified Stryker Equipment as well as display feedback on the Monitor for said equipment. The [*] will be designed and manufactured by CMI to operate all of the specified controls of the Stryker equipment and should also trigger the [*] feedback on the monitor. The [*] Control should also have the ability to control [*] feedback independent of function controls.

- The Hermes Interface Computer should be able to interface with the Stryker Equipment via [*] that will be co-designed by Stryker and CMI and manufactured by Stryker, and will also be incorporated into the Hermes Interface Computer.

- The [*] will be designed and manufactured by CMI, and will be incorporated into the Hermes Interface Computer to generate [*] feedback [*].

-     CONTROLLED COMPONENTS

         -[*]

         -[*]

         -[*]

         -[*]

         -[*]

[*] CONTROLLED

- The HERMES INTERFACE COMPUTER will be manufactured by CNU, and have the ability to interpret information via [*] from selected Stryker Equipment through [*] interfaces.

- The [*] should interface with the Hermes Interface Computer to provide functional control of the specified Stryker Equipment as well as display feedback on the Monitor for said equipment by [*] commands that have been stored [*]. The [*] will be designed and manufactured by CMI to operate all of the specified controls of the Stryker equipment which should also trigger the [*] feedback [*]. This will be accomplished by issuing [*] commands stored on the [*] card. The [*] Interfaces should also have the ability to control [*] feedback independent of function controls.

- The Hermes Interface Computer should be able to interface to the Stryker Equipment via [*] that will be co-designed by Stryker and CMI and manufactured by Stryker, and will be incorporated into the Hermes Interface Computer.

- The [*] will be designed and manufactured by CMI, and will be incorporated into the Hermes Interface Computer to generate [*] feedback [*].

- The [*] will be an OEM Product with [*] technology modifications performed by CMI to allow [*] command and control all of the functions outlined for the Stryker equipment. This [*] will be inserted into [*] the Hermes Computer to activate the [*] capabilities.

-      CONTROLLED COMPONENTS

         -[*]

         -[*]

         -[*]

         -[*]

         -[*]

[*] COMPUTER

The [*] COMPUTER will be a Hermes Computer without the Interface card capabilities. The Training Computer should provide a [*] slot, and have the capability of teaching individual [*] cards and their respective [*] commands which will be recognized by the Hermes Interface Computer for all interfaces and functional capabilities.


                                  SCHEDULE "C"
Hermes Project Milestones

                    [*]


                    [*]

                    [*]

                    [*]


                    [*]

                    [*]

                    [*]

                    [*]



                    [*]


                    [*]

                    [*]
                    [*]
                    [*]
                    [*]



                    [*]
                    [*]


CMI TASKS

Functional Design Specification - a document which describes in detail all of the functionality of the complete system.

High Level Design - a schematic block diagram of the entire system, which includes the selection of all of the major components used in the design (e.g. processors, memory type and sizes).

[*] Feedback defined - CMI and Stryker agree on the [*] feedback parameters for all of the devices.

[*] defined - CMI and Stryker agree on all of the [*] chosen to control and status each device.

IF Card Schematically Defined - CMI will develop a generic schematic definition and then work with Stryker to refine this design to the specific requirements of each device to be controlled.

[*] Display card working - CMI will demonstrate to Stryker a card which can plug into the Hermes box, accept [*] input, and can superimpose the agreed upon [*] feedback onto the accepted [*] input.

Hermes working prototype - CMI will demonstrate to Stryker the Hermes box working and running test programs which demonstrate its operation.

IF Bus Prototype we - CMI will demonstrate Hermes controlling and receiving [*] feedback information from the Stryker devices.

[*] Prototype working - CMI will demonstrate Hermes controlling the Stryker devices through a [*] control.

[*] Interface working - CMI will demonstrate Hermes controlling the Stryker devices with the [*] interface.

[*] Computer working - CMI will demonstrate the [*] training process for the Stryker [*] card which can enable the controlling of the Stryker devices [*].

Safety agency approvals - IEC-601 and ETL listings received.

Pilot Production Run - CMI will deliver to Stryker [*] working Hermes system.

STRYKER TASKS

Define Interfaces to Devices - Stryker defines all of the interfaces to each of the Stryker devices which need to be controlled in terms of an analog voltage, a binary logic level, a relay, or other.

Prototype Devices with Connection points - Stryker physically demonstrates to CMI how each of their devices can be controlled by the appropriate control means.

Prototype IF cards installed in units - Stryker will deliver to CMI one of each type of unit with prototype IF cards installed.

FDA filing for Stryker devices - Stryker will file the appropriate FDA documentation, including the 51O(k), for each of the devices which require FDA clearance. Computer Motion will assist in this process with specifications, validations, and documentation for the Hermes component.


                                  SCHEDULE "D"
                     [*]                                                [*]
                     [*]                                                [*]
                     [*]                                                [*]
                     [*]                                                [*]
                     [*]                                                [*]
                     [*]                                                [*]


                                AMENDMENT #1 TO:
                  CMI/STRYKER DEVELOPMENT AND SUPPLY AGREEMENT

The Development and Supply Agreement between the Stryker Endoscopy Company ("Stryker") and Computer Motion Incorporated ("CMI") is hereby amended in order to include the [*] at an additional cost to Stryker of up to $[*]. Of this cost, up to $[*] will be funded in cash in accordance with the payment terms of the Development and Supply Agreement, Section 2. The remainder will be paid to CMI in the form of video equipment valued at $[*], to be delivered to CMI by May 15, 1997. Modifications to the Development and Supply Agreement are as follows:

Clause 2, Paragraph 1, which currently reads:
---------------------------------------------

"Stryker agrees to fund [*] percent ([*]%) of the cost of the CMI Tasks, up to a maximum expenditure therefore by Stryker of $[*], but subject, unless Stryker agrees otherwise in writing, to the maximum amount budgeted for each Phase of the Development Project specified in Schedule C."

is hereby modified to read:
---------------------------

"Stryker agrees to fund [*] percent ([*]%) of the cost of the CMI Tasks, up to a maximum expenditure therefore by Stryker of $[*], but with Stryker's maximum cost liability per Phase subject, unless Stryker agrees otherwise in writing, to the maximum amount budgeted for each Phase of the Development Project, as specified in Schedule C."

Schedule "A" currently reads as follows:
-------------------------------------------

[*]
[*]
[*]
[*]
[*]


Schedule "A" is modified to read as follows:
--------------------------------------------

[*]
[*]
[*]
[*]
[*]
[*]
[*]

Schedule "B" is amended to include the following text:
------------------------------------------------------

[*]
---

[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]



[*]
---

[*]
[*]
[*]
[*]
[*]
[*]


Paragraph 4(a) "Exclusive of Stryker", First Sentence Modified as Follows (new text in italics):

". . . CMI agrees that it shall supply the System to Stryker for use in conjunction with the Stryker Products and that it will not supply the System to any other manufacturer or marketer of products of the type described in Schedule A, with the exception of the [*] for as long as Stryker meets the minimum purchase requirements,. . . "


IN WITNESS WHEREOF, the parties have executed this amendment as of the date and year first written below.

STRYKER CORPORATION                     COMPUTER MOTION INCORPORATED


By: /s/                                 By: /s/
    ----------------------------            ----------------------------
Title:                                  Title:
       -------------------------               -------------------------
Date:                                   Date:
       -------------------------               -------------------------





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